UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	0-18630	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California 90012
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Cathay General Bancorp (the “Company”) increased the base salaries for the Company’s named executive officers for the period commencing June 1, 2012 and ending on December 31, 2012, and on December 20, 2012, the Committee increased the base salaries for the Company’s named executive officers for the period commencing January 1, 2013 and ending on December 31, 2013. The applicable portion of the additional base salary amount was paid in equal installments in fully vested and non-forfeitable shares of Company common stock under the Company’s 2005 Incentive Plan, as amended, on each payroll date during such period.

The Committee, in its sole discretion and without the executive officer’s consent, could at any time terminate, suspend, or modify the obligation of the Company to pay the additional base salary amounts and grant stock awards in respect thereof. On September 30, 2013, the Committee terminated any further payments of the additional base salary amounts and stock awards in respect thereof after that date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 1, 2013

CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and Chief Financial Officer